UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 1, 2017
DASAN ZHONE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)
(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)     Appointment of Principal Financial Officer
Effective as of December 1, 2017, DASAN Zhone Solutions, Inc. (the "Company") appointed Mikhail ("Michael") Golomb as Chief Financial Officer, Corporate Treasurer and Secretary of the Company. In connection with the appointment, Mr. Golomb entered into an employment agreement with the Company (the "Employment Agreement"), effective as of December 1, 2017 (the "Effective Date"), and received a stock option award, as further described in Item 5.02(e) below, which is incorporated by reference herein.
Prior to joining the Company, Mr. Golomb, 42, from May 2017 to the present co-founded and was a consultant to the ICO Governance Foundation, a non-profit decentralized global organization with a protocol-based global community mission that performs a self-regulatory function for ICOs in decentralized capital markets. From June 2015 to May 2017, he served as the Chief Financial Officer of Breathometer, a pioneer in breath analysis technology. From December 2013 to April 2015, Mr. Golomb was Chief Financial Officer and Board Member of BitFury Group Ltd., a market leading full-service Blockchain technology company, and one of the largest private infrastructure providers in the Blockchain ecosystem. From 2011 to 2013 Mr. Golomb was an independent Senior Financial Consultant. From 2008 to 2011 Mr. Golomb was Co-Founder, Board Member, and Co-President (Finance/Operations/Business Development) at Mayak Real Estate, a joint venture between Morgan Stanley, MCP, and Mr. Golomb. From 2005 to 2007 Mr. Golomb was Chief Financial Officer at Sistema Hals Real Estate Joint-Stock Company, a publicly traded company on the London Stock Exchange. From 2002 to 2005, Mr. Golomb was Sr. Finance Manager / Head of Compliance at Trimble Navigation Ltd., a global leader in GPS technology and a publicly-traded company on NASDAQ. From 2000 to 2002 Mr. Golomb was Corporate Controller at Entegrity Solutions Corporation, a security software company. Prior to his public and private company experience Mr. Golomb was a Senior Consultant at PricewaterhouseCoopers. Mr. Golomb holds a Master of Science in Management from Stanford University Graduate School of Business, a Masters of Business Administration from Santa Clara University, and a Bachelor of Arts with a double major in Economics and Diplomacy & World Affairs from Occidental College. He is also a CPA (inactive) in California.
There were no arrangements or understandings between Mr. Golomb and any other person pursuant to which Mr. Golomb was selected as an officer of the Company. There are no family relationships between Mr. Golomb and any director or executive officer of the Company, and he has no direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.
(e)    Compensatory Plans and Arrangements
The Employment Agreement has an initial term expiring on December 1, 2020. During the term, Mr. Golomb will serve as Chief Financial Officer, Corporate Treasurer and Secretary reporting to the Chief Executive Officer, with such duties and responsibilities as are commensurate with the position. The Employment Agreement provides that Mr. Golomb has an initial annual base salary of $300,000. The base salary will be reviewed on at least an annual basis by the Compensation Committee. Mr. Golomb is also eligible to participate in all health benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements generally available to the Company’s other officers.
Under the Employment Agreement, Mr. Golomb will receive certain compensation in the event that his employment is terminated by the Company for any reason other than by reason of death, disability, termination for “cause” (as defined below), or if the executive resigns for “good reason” (as defined below), or as a result of the expiration of the term (each, a “Qualifying Termination”). In the event Mr. Golomb’s employment is terminated by reason of a Qualifying Termination, Mr. Golomb will be entitled to receive a lump-sum payment equal to the greater of his six months’ salary as in effect immediately prior to the date of termination or $150,000.
For purposes of the Employment Agreement, “cause” is generally defined to include: (1) the executive’s willful or continued failure to substantially perform his duties with the Company, or any failure to carry out, or comply with, in any material respect any lawful and reasonable directive of the Chief Executive Officer or the Board consistent with the terms of his Employment Agreement, which failure continues for 15 days following the executive’s receipt of written notice, (2) the executive’s conviction of, guilty plea to, or entry of a nolo contendere plea to a felony or a crime of moral turpitude or commission of an act of fraud, embezzlement or misappropriation against the Company, (3) the executive’s willful or reckless misconduct that has caused or is reasonably likely to cause demonstrable and material financial injury to the Company, or (4) the executive’s willful and material breach of his Employment Agreement, which breach remains uncured for 15 days following his receipt of written notice.
For purposes of the Employment Agreement, “good reason” is generally defined to include the occurrence of any of the following events without his consent: (1) a material diminution in the executive’s base compensation, (2) a material diminution in the executive’s authority, duties or responsibilities, (3) a material change in the geographic location at which the executive must perform his duties, or (4) any other action or inaction that constitutes a material breach by the Company of its obligations under the Employment Agreement.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017, and which is hereby incorporated herein by reference.
Issuance of Stock Options
On December 1, 2017, in accordance with the terms of the Employment Agreement, the Board of Directors granted Mr. Golomb stock options to purchase 130,000 shares of the Company’s common stock under the Company’s equity plan. The options have a ten-year term and an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. The options vest as to one-third of the shares on the first anniversary of the Effective Date and vest as to the remaining shares in 24 equal monthly installments thereafter, subject to the executive continuing to render services to the Company through the applicable vesting date.
Following the date that is six months following the Effective Date, the Chief Executive Officer will conduct an initial review of Mr. Golomb’s performance. Based on such review, the Chief Executive Officer may, but will be under no obligation to, recommend to the Board of Directors the grant of such number of additional options to purchase shares of the Company’s common stock so that, after taking into account the number of shares of the Company’s common stock subject to the stock options described above plus the number of shares of the Company’s common stock subject to such additional grant, Mr. Golomb holds stock options to purchase up to an aggregate of 1% of the outstanding shares of the Company’s common stock.
In addition, in the event of a Qualifying Termination following the occurrence of a change in control of the Company, the options shall vest in full on the date of termination. The foregoing description of the stock option awards granted does not purport to be complete and is qualified in its entirety by reference to the full text of the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan and the form of Stock Option Agreement, which are incorporated by reference to Exhibit 10.1 and 10.2, respectively, of the Company’s Current Report on Form 8-K filed on January 4, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2017	DASAN Zhone Solutions, Inc.

	By:	/s/ IL YUNG KIM
Il Yung Kim
President and Chief Executive Officer